EXHIBIT 23(c)


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of BB&T Corporation on Form S-4 of our report dated April 10, 1998, which is incorporated by reference in the Annual Report on Form 10-K of Maryland Federal Bancorp, Inc. for the year ended February 28, 1998, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.






                                         /s/      STOY, MALONE & COMPANY, P.C.
                                      ----------------------------------------
Bethesda, Maryland

June 15, 1998